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                                                                  EXHIBIT 3.1(a)


                            ARTICLES OF INCORPORATION

                                       OF

                         ECHOSTAR BROADBAND CORPORATION



         The undersigned incorporator, a natural person of the age of 18 years or older, in order to form a corporation under Colorado Business Corporation Act (the "Act"), hereby certifies as follows:


                                    ARTICLE I

         The name of the corporation is EchoStar Broadband Corporation (the "Corporation").


                                   ARTICLE II

         The purposes for which the Corporation is organized and its powers are as follows:

                  2.1 To engage in the transaction of all business or pursue any other lawful purpose or purposes for which a corporation may be incorporated under Colorado law.

                  2.2 To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

         The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.


                                   ARTICLE III

         The street address of the initial registered office of the Corporation is 5701 S. Santa Fe Drive, Littleton, Colorado 80120. The name of the initial registered agent of the Corporation at such address is David K. Moskowitz.


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                                   ARTICLE IV

         The address of the initial principal office of the Corporation is 5701
S. Santa Fe Drive, Littleton, Colorado 80120.

                                    ARTICLE V

         The Corporation shall have perpetual existence.


                                   ARTICLE VI

         The Corporation shall have authority to issue a total of 100,000 shares, which shall consist of one class only, designated "common stock." Each of such shares shall have a par value of $0.01. The shares of common stock shall have unlimited voting rights and shall also be entitled to receive the net assets of the Corporation upon dissolution.

         Cumulative voting shall not be permitted in the election of directors or otherwise.


                                   ARTICLE VII

         Except as specifically set forth in bylaws adopted by the shareholders providing for a greater quorum requirement, a majority of the outstanding shares shall constitute a quorum at any meeting of shareholders. Except as specifically set forth in bylaws adopted by the shareholders providing for a greater voting requirement and except as is otherwise provided by the Act, action on a matter other than the election of directors is approved if a quorum exists and if the votes casts favoring the action exceed the votes cast opposing the action. Any bylaws adding, changing, or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirements and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposes to be adopted, whichever are greater.


                                  ARTICLE VIII

         No shareholder of the Corporation shall have any preemptive or other right to subscribe for or otherwise acquire any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.


                                   ARTICLE IX

                  9.1 The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors,


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which shall be elected at the annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

                  9.2 The number of directors of the Corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be more than ten nor less than one. Two directors shall constitute the initial board of directors.

                  9.3 The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                  9.4 The initial board of directors of the Corporation shall consist of the following members each of whom shall serve until the first annual meeting shareholders and until his/her successor is duly elected and qualified:

         Director                                   Address
         --------                                   -------
         Charles W. Ergen                   5701 S. Santa Fe Drive
                                            Littleton, Colorado 80120

         James DeFranco                     5701 S. Santa Fe Drive
                                            Littleton, Colorado 80120

         David Moskowitz                    5701 S. Santa Fe Drive
                                            Littleton, Colorado 80120



                                    ARTICLE X

         As used in this Article X, "conflicting interest transaction" means any of the following: (a) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (b) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (c) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest shall be void or voidable or be enjoined or set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose, so


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long as such conflicting interest transaction is authorized, approved or ratified in accordance with the requirements explicitly set forth in the Act. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.


                                   ARTICLE XI

         The Corporation shall indemnify, to the fullest extent permitted by the applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys" fees) incurred by reason of the fact that such person is or was a director, officer or employee of the Corporation or, while serving as a director, officer or employee of the Corporation, such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


                                   ARTICLE XII

         No director of the Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-106-401 of the Act; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to eliminate or diminish the defenses ordinarily available to a director or to deprive any director of any right he or she may have for contribution from any other director or other person. If the Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Article XII shall not adversely affect any right or protection of a director of the Corporation under this Article XII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article XII, prior to such repeal or modification.


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         IN WITNESS WHEREOF, the undersigned has signed and acknowledged these
Articles of Incorporation this 11th day of September 2000.


                                         ---------------------------------------
                                         David K. Moskowitz,
                                         Incorporator


         David K. Moskowitz hereby consents to the appointment as the initial registered agent for EchoStar Broadband Corporation.


                                         ---------------------------------------
                                         David K. Moskowitz
                                         Initial Registered Agent



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